Exhibit 10.6

Execution Copy

AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT (9/01/2006)

This Amendment No. 1 (the “Amendment”) dated as of January 15, 2008 hereby amends the Distribution Agreement (the “Agreement”) dated as of September 1, 2006 by and between Global Payment Technologies, Inc., a Delaware corporation (the “Company”), and Global Payment Technologies Australia Pty. Ltd., a State of New South Wales, Australia corporation (the “Distributor”). Initially capitalized terms not otherwise defined shall have the meaning set forth in the Agreement.

RECITALS

A.        The parties have entered into that certain Data Base Development and Operating System Support Agreement of even date hereof, pursuant to which Distributor agreed to provide support for the Company’s software databases and the Company agreed to license certain intellectual property rights to Distributor; and

B.        The parties wish to modify the Agreement to reflect mutually agreed upon revisions to certain terms.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	Section 10.1(c) of the Agreement is deleted in its entirety.

2.	Section 10.2(c) of the Agreement is amended and restated in its entirety to read as follows:

“If (i) Company applies for or consents to the appointment of a receiver, trustee, custodian or liquidator or any of its property, (ii) Company admits in writing its inability to pay its debts as they mature, or makes a general assignment for the benefit of creditors, (iii) Company is adjudicated bankrupt or insolvent or is the subject of an order for relief under Title 11 of the United States Bankruptcy Code, or (iv) files a voluntary petition in bankruptcy or a petition for bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law and such petition or proceeding shall remain undismissed or unstayed for thirty (30) days.”

3.         The last sentence of Section 16.2 of the Agreement is amended and restated in its entirety to read as follows:

“Notice should be sent as follows:

If to the Company:

Global Payment Technologies, Inc.

170 Wilbur Place

Bohemia, New York 11716

Facsimile No.: (631) 563-2630

Attn: Chief Financial Officer

With a copy to:

Troutman Sanders LLP

The Chrysler Building

New York, New York 10174

Facsimile No.: (212) 704-6288

Attn: Edward Mandell

If to the Distributor:

Global Payment Technologies Australia Pty. Ltd.

Level 1, 13 - 15 Lyon Park Rd

North Ryde NSW 2113

Australia

Facsimile No.: +61 2 9887 8602

Attn: Andre Soussa

With a copy to:

Church & Grace

Level 3, 65 Martin Place

Sydney NSW 2000

GPO Box 4327 Sydney NSW 2001

Facsimile No.: +61 2 9221 6771

Attn: David Crompton”

4.         The first sentence of section 16.4 of the Agreement is amended and restated in its entirety to read as follows:

“This Agreement may not be assigned by the Distributor nor may the rights and obligations of the Distributor contained herein be transferred in any way, either wholly or partially, except in connection with a Change of Control Transaction.” A “Change of Control Event” shall mean, either, (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions with the Company (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (B) a sale of all or substantially all of the assets of the Company; unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (solely by virtue of securities issued as consideration for the Company’s acquisition or sale) hold more than 50% of the voting power of the surviving or acquiring entity.

5.         All other terms and conditions of the Agreement shall remain the same and continue in effect as if this Agreement had never been amended.

6.         This Amendment constitutes the entire agreement between the parties with respect to the subject matter of it, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to its subject matter. This Amendment may be executed in counterparts. This Amendment may be executed by facsimile signature and delivered by facsimile transmission.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Distribution Agreement as of the date set forth above.

Company:

Global Payment Technologies, Inc.

By: /s/ William McMahon
Name: William McMahon
Title: Chief Executive Officer

Distributor:

Global Payment Technologies Australia Pty Limited

By:/s/ Andre Soussa
Name: Andre Soussa
Title: Managing Director and Chief Executive Officer

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